Exhibit 99.3

RAVE REVIEWS CINEMAS, L.L.C.

AND SUBSIDIARIES

Restated Consolidated Financial Statements

and Related Independent Accountant’s Review Report

For the 39-Weeks Ended September 27, 2012 and September 29, 2011

MONTGOMERY COSCIA GREILICH LLP

Certified Public Accountants

2500 Dallas Parkway, Suite 300

Plano, Texas 75093

972.748.0300 p

972.748.0700 f

Thomas A. Montgomery, CPA	Rene E. Balli, CPA
Matthew R. Coscia, CPA	Erica D. Rogers, CPA
Paul E. Greilich, CPA	Dustin W. Shaffer, CPA
Jeanette A. Musacchio	Gary W. Boyd, CPA
James M. Lyngholm	Michal L. Gayler, CPA
Christopher C. Johnson, CPA	Gregory S. Norkiewicz, CPA
J. Brian Simpson, CPA	Karen R. Soefje, CPA

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Managers

Rave Reviews Cinemas, L.L.C.

We have reviewed the accompanying consolidated balance sheets of Rave Reviews Cinemas, L.L.C. (the “Company” or “Rave”) as of September 27, 2012 and September 29, 2011 and the related statements of operations and members’ deficit and cash flows for the periods then ended. A review includes primarily applying analytical procedures to management’s financial data and making inquiries of Company management. A review is substantially less in scope than an audit, the objective of which is the expression of an opinion regarding the financial statements as a whole. Accordingly, we do not express such an opinion.

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America and for designing, implementing, and maintaining internal control relevant to the preparation and fair presentation of the financial statements.

Our responsibility is to conduct the review in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. Those standards require us to perform procedures to obtain limited assurance that there are no material modifications that should be made to the financial statements. We believe that the results of our procedures provide a reasonable basis for our report.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with accounting principles generally accepted in the United States of America.

Montgomery Coscia Greilich LLP
Plano, Texas
December 13, 2012

RAVE REVIEWS CINEMAS, L.L.C.

AND SUBSIDIARIES

Consolidated Balance Sheets

(dollars in thousands)

	September 27, 2012	September 29, 2011 (Restated)
Assets
Current assets
Cash and cash equivalents	$2,583	$3,160
Accounts receivable	813	351
Inventories	637	504
Related party receivable	348	338
Prepaids and other current assets	366	2,907

Total current assets	4,747	7,260

Property and equipment
Furniture and equipment	49,669	48,815
Buildings and leasehold improvements	126,534	126,024
Land	5,735	5,735

	181,938	180,574

Less: Accumulated depreciation and amortization	(85,995)	(76,056)

Property and equipment, net	95,943	104,518

Other long-term assets	844	729

Total assets	$101,534	$112,507

Liabilities and Members’ Deficit

Current liabilities
Accounts payable	$4,797	$7,708
Accrued expenses	4,887	5,643
Deferred revenue	2,699	2,968
Senior credit facility	1,000	1,000
Current portion of long-term lease liabilities	2,297	2,815
Current portion of accrued straight-line rent and deferred rent credits	1,376	1,375

Total current liabilities	17,056	21,509

Long-term lease liabilities	120,047	122,549
Accrued straight-line rent and deferred rent credits	8,545	9,712

Total liabilities	145,648	153,770

Commitments and contingencies (Note 6)

Members’ deficit
Paid-in capital, net	67,711	67,711
Accumulated deficit	(111,825)	(108,974)

Total members’ deficit	(44,114)	(41,263)

Total liabilities and members’ deficit	$101,534	$112,507

The accompanying notes are an integral part of these restated consolidated financial statements.

RAVE REVIEWS CINEMAS, L.L.C.

AND SUBSIDIARIES

Consolidated Statements of Operations and Members’ Deficit

(dollars in thousands)

	September 27, 2012	September 29, 2011 (Restated)
Revenue
Admissions	$66,423	$64,562
Concessions	32,317	29,931
Other	2,610	3,601

Total revenue	101,350	98,094

Costs and expenses
Film rental	36,552	35,305
Concession cost of sales	4,468	4,155
Theater operating expenses	32,536	31,810
General and administrative expenses	4,129	4,136
Depreciation and amortization	7,409	7,620
Fixed asset impairment	607	419

Total costs and expenses	85,701	83,445

Operating income	15,649	14,649

Interest expense
Cash interest	(15,626)	(15,885)
Deferred financing cost amortization	(148)	(153)
Other expense	(62)	(149)

Net loss	$(187)	$(1,538)

Paid-in capital, beginning of year	$67,711	$67,711
Members’ redemptions, net	—	—

Paid-in capital	67,711	67,711

Accumulated deficit, beginning of year	(111,638)	(107,436)
Net loss	(187)	(1,538)

Accumulated deficit, end of period	(111,825)	(108,974)

Members’ deficit, end of period	$(44,114)	$(41,263)

The accompanying notes are an integral part of these restated consolidated financial statements.

RAVE REVIEWS CINEMAS, L.L.C.

AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(dollars in thousands)

	September 27, 2012	September 29, 2011 (Restated)
Cash flows from operating activities
Net loss	$(187)	$(1,538)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	7,368	7,620
Fixed asset impairment	589	419
Deferred rent credit amortization	(1,443)	(1,730)
Accrued straight-line rent amortization	569	828
Amortization of deferred financing costs	124	150
Changes in assets and liabilities:
Accounts receivable	515	1,001
Inventories	6	(74)
Prepaids and other current assets	1,396	(1,122)
Accounts payable	(4,160)	(2,987)
Accrued expenses	(1,681)	(686)
Deferred revenue	(181)	(203)

Net cash provided by operating activities	2,915	1,678

Cash flows from investing activities
Purchase of furniture and equipment	(1,164)	(1,370)
Loan to related party	—	(8)

Net cash used in investing activities	(1,164)	(1,378)

Cash flows from financing activities
Repayments of long-term lease liability	(2,297)	(1,636)
Repayments under senior credit agreements	(12,000)	(6,500)
Borrowings under senior credit agreements	11,000	6,000

Net cash used in financing activities	(3,297)	(2,136)

Net decrease in cash and cash equivalents	(1,546)	(1,836)

Cash and cash equivalents, beginning of year	4,129	4,996

Cash and cash equivalents, end of period	$2,583	$3,160

Supplemental disclosure of cash flow information:
Cash paid for interest	$15,644	15,893

The accompanying notes are an integral part of these restated consolidated financial statements.

RAVE REVIEWS CINEMAS, L.L.C.

AND SUBSIDIARIES

Notes to Restated Consolidated Financial Statements

(dollars in thousands)

(1)	Organization and Summary of Significant Accounting Policies

As of September 27, 2012, Rave Reviews Cinemas, L.L.C., a Delaware limited liability company, currently operates 21 stadium-seated megaplex theaters with a total of 326 screens through its wholly owned subsidiaries, comprised primarily of its theater assets (collectively, the “Company” or “Rave”) located in Alabama (7), Florida (5), Indiana (2), Louisiana (2), Illinois, Michigan, Pennsylvania, Tennessee, and Texas.

(a)	Fiscal Quarters

The nine month periods ended September 27, 2012 and September 29, 2011 were comprised of 39 weeks each.

(b)	Principles of Consolidation

The restated consolidated financial statements of the Company include the accounts of Rave and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

(c)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include the theater level valuation analyses that were used to assess the recoverability of the related assets.

(d)	Cash and cash equivalents

For purposes of the restated consolidated statements of cash flows, the Company considers all demand deposits, money market accounts and highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

For cash management purposes, the Company concentrates its cash holdings in a limited number of accounts. At times, the balances in these accounts may exceed the federally insured limit.

(e)	Revenue Recognition and Film Rental Costs

Revenues are generated when admissions and concessions occur. Other operating revenues consist primarily of product advertising (including vendor marketing programs), and other ancillary revenues which are recognized as income in the period earned. Proceeds received from advance ticket sales and gift certificates are recorded as deferred revenue. The Company recognizes revenue associated with gift certificates and advanced ticket sales at such time as the items are redeemed. Film rental costs are recorded based on the applicable admission sales pursuant to the terms of the film licenses.

(f)	Income Taxes

Rave is a limited liability company; therefore, income taxes accrue to the individual holders of the membership units. As such no provision or credit for federal income taxes has been recorded in the accompanying restated consolidated statements of operations and members’ deficit. The Company is subject to state income taxes as applicable.

RAVE REVIEWS CINEMAS, L.L.C.

AND SUBSIDIARIES

Notes to Restated Consolidated Financial Statements (Continued)

(1)	Organization and Summary of Significant Accounting Policies, continued

(g)	Fair Values of Financial Instruments

Fair values of financial instruments are estimated using available market information and other valuation methods, including using a discounted cash flow approach based on the interest rates currently available for similar debt. The fair value of financial instruments (including cash and cash equivalents, account receivable, accounts payable, accrued expenses, and variable rate long-term debt) is estimated to approximate the related recorded values as of September 27, 2012 and September 29, 2011.

(h)	Inventories

Concession inventories are stated at the lower of cost (first-in, first-out method) or market.

(i)	Other Long-Term Assets

Other long-term assets include deferred financing costs incurred in connection with the completion of certain financing transactions related to the long-term lease liabilities and the senior credit facility and are amortized over the term of the related financing using the effective interest method. Deferred financing costs, net of accumulated amortization of $157, were $44 at September 27, 2012. For the nine months ended September 27, 2012, amortization expense of $23 and $148 is included in depreciation and amortization expense and interest expense, respectively. Deferred financing costs, net of accumulated amortization of $556, were $44 at September 29, 2011. For the nine months ended September 29, 2011, amortization expense of $23 and $153 is included in depreciation and amortization expense and interest expense, respectively.

(j)	Theater Pre-Opening Operating Costs

Costs incurred prior to the opening of a new theater (including advertising and payroll) are expensed as incurred. No theaters were opened during the nine months ended September 27, 2012 and September 29, 2011.

(k)	Impairment of Long-Lived Assets

Management reviews long-lived assets for impairment on an annual basis in connection with its budgeting process and whenever events or circumstances indicate that the carrying amount of the assets may not be fully realizable. This includes periodic reviews of internal management reports and monitoring current and potential future competition in its markets for indicators of changes in events or circumstances that indicate impairment of individual theater assets. Theaters are evaluated for impairment on an individual basis, which management believes is the lowest level for which there are identifiable cash flows. Theaters are evaluated using historical and projected data of theater level cash flow as the primary indicator of potential impairment. If the estimated fair value computed using future theater cash flow is less than the carrying amount of the asset, an impairment loss is recognized for the amount by which the carrying value of the asset exceeds its estimated fair value. For the nine months ended September 27, 2012 and September 29, 2011, impairment losses of $607 and $419, respectively, were recognized for long-lived assets.

RAVE REVIEWS CINEMAS, L.L.C.

AND SUBSIDIARIES

Notes to Restated Consolidated Financial Statements (Continued)

(1)	Organization and Summary of Significant Accounting Policies, continued

(l)	Deferred Revenue

Deferred revenue relates primarily to vendor programs, gift certificates and advance ticket sales, and is recognized as revenue as described in note 1(e) Revenue Recognition and Film Rental Costs.

(m)	Accrued Straight-Line Rent and Deferred Rent Credits

Most of the Company’s operating leases contain rent escalations at various periods during the applicable lease term. The Company recognizes rental expense for minimum lease payments for these leases on a straight-line basis over the base term of the lease.

The Company conducts the majority of its business in leased properties whereby it constructs its theaters on leased land and receives reimbursement, in the form of an allowance, from the landlord for some portion of the cost of the building, including interest. During the construction period, Rave is considered the accounting owner of the theater because of its unlimited obligation to cover costs exceeding the landlord’s allowance. The construction cost of the theater consists of both structural elements and normal tenant improvements. Amounts received from the lessor in the form of tenant allowances is reflected as financing from the landlord for the structural elements and normal tenant improvements during the construction period.

Upon completion of the structural elements, determined by the Company to be one month prior to the store opening, a deemed sale-leaseback of the structural elements is effectuated. Those amounts received from the landlord in the form of tenant allowances for the structural elements are treated as sale proceeds. Since the Company has no prohibited form of continuing involvement as described in FASB Accounting Standards Codification (“ASC”) 976 Real Estate – Retail Land, and ASC 840 Leases, the amounts received from the landlord in respect of the structural elements are removed from the Company’s books. No gain or loss is recorded upon de-recognition of the asset and the related liability.

Upon the derecognition of the structural elements, the Company evaluates the terms of the leaseback to determine if the lease should be classified as an operating or capital lease under the provisions of ASC 840 Leases.

Any allowances from the landlord used for normal (i.e., nonstructural) tenant improvements and/or furniture, fixtures and equipment are reflected as property and equipment with a corresponding credit to deferred rent credits on the accompanying consolidated balance sheets. Amounts recorded to leasehold improvements and/or furniture and equipment are depreciated in accordance with the Company’s depreciation policies, while the corresponding amount credited as deferred rent is amortized as a credit to rent expense over the initial lease term.

RAVE REVIEWS CINEMAS, L.L.C.

AND SUBSIDIARIES

Notes to Restated Consolidated Financial Statements (Continued)

(1)	Organization and Summary of Significant Accounting Policies, continued

(n)	Lease Liabilities and Operating Leases

The Company leases three of its theaters from an unrelated party under the terms of sale leaseback agreements accounted for as financing arrangements. Under the agreements, Rave has recorded these amounts as lease liabilities and has retained the related property and equipment in the accompanying restated consolidated balance sheets. The principal is amortized over the initial lease term of 20 years to reduce the net amount borrowed to equal the estimated net book value of the related theater assets at the end of the initial lease term. Upon expiration of the lease, the lessor retains title to the land, building, leasehold improvements, and equipment; therefore, no lump sum cash payment is expected at the end of the lease.

The Company leases theaters under non-cancelable operating leases with initial lease terms of 10 to 20 years. In addition to the minimum annual lease payment, the leases require the payment of taxes, insurance, and other costs applicable to the property. Certain leases also provide for contingent rentals based on operating results and include renewal options for additional periods up to 20 years.

(o)	Advertising Costs

Advertising costs are expensed as incurred. Advertising costs were $610 and $660 for the nine months ended September 27, 2012 and September 29, 2011, respectively, and are included in the theater operating expenses in the restated consolidated statements of operations.

(2)	Restatement of Previously Issued Consolidated Financial Statements

Following a review of the Company’s lease accounting practices in 2012, the Company corrected its method of accounting for certain theater leases where the Company was considered the owner during the construction period. The correction led to a review of the long-lived assets for impairment and resulted in the Company impairing the assets of six theaters as part of the restatement (see Note 1(k)).

Historically, when accounting for certain leases where the Company was considered the owner during the construction period, the Company recorded the lease using sale-leaseback accounting after the construction was completed. During review the Company determined it had continuing involvement related to the renewal options at a fixed rental rate. This form of continuing involvement precluded sale-leaseback accounting. The Company revised its accounting to capitalize certain theater leases previously recorded as operating leases.

When evaluating the lease term, the Company had previously considered the base lease term only for those leases with a fixed rental rate. For the leases with renewal options at a fixed rental rate, the Company revised the lease analysis to include the extended lease term.

The correction of changing the accounting of certain leases to capital leases required the Company to consider impairment of the theater assets, including the capitalized leases. The review followed the processes described in Note 1(k) Impairment of Long-Lived Assets, and resulted in impairment losses of long-lived assets at six theaters.

The consolidated balance sheet as of September 29, 2011 and the related consolidated statements of operations and members’ deficit and cash flows for the period then ended have been restated for the identified corrections.

RAVE REVIEWS CINEMAS, L.L.C.

AND SUBSIDIARIES

Notes to Restated Consolidated Financial Statements (Continued)

(2)	Restatement of Previously Issued Consolidated Financial Statements, continued

	As of and for the Period Ended September 29, 2011
	As Previously Reported	Adjustments	As Restated
Consolidated Balance Sheet
Property and equipment, net	$124,119	$(19,601)	$104,518
Total assets	132,108	(19,601)	112,507
Current portion of long-term lease liabilities	1,957	858	2,815
Current portion of accrued straight-line rent and deferred rent credits	4,700	(3,325)	1,375
Total current liabilities	23,670	(2,161)	21,509
Long-term lease liabilities	23,197	99,352	122,549
Accrued straight-line rent and deferred rent credits	63,942	(54,230)	9,712
Total liabilities	110,809	42,961	153,770
Accumulated deficit	(46,412)	(62,562)	(108,974)
Total members’ equity	21,299	(62,562)	(41,263)

Consolidated Statement of Operations
Theater operating expenses	$49,931	$(18,121)	$31,810
Depreciation and amortization	9,413	(1,793)	7,620
Fixed asset impairment	—	419	419
Operating income	1,154	13,495	14,649
Cash interest expense	(2,896)	(12,989)	(15,885)
Net loss	(2,044)	506	(1,538)

(3)	Related Party Receivable

The Company has a $348 and $338 note receivable due from one of its former officers at September 27, 2012 and September 29, 2011, respectively. The former officer’s interest in Company stock is pledged as a security interest for the note. The note receivable accrues interest. Interest accumulated during the nine months ended September 27, 2012 and September 29, 2011 was $7 and $6, respectively. In April 2010, the Company entered into an amended note with the former officer where the former officer redeemed 285 Class A member units valued at $359, which was applied against the note receivable, and the due date was extended to March 31, 2015. In fiscal year 2011 the note receivable was in default due to a failure to pay scheduled principal payments and the note receivable is due and payable on demand and therefore classified as current.

RAVE REVIEWS CINEMAS, L.L.C.

AND SUBSIDIARIES

Notes to Restated Consolidated Financial Statements (Continued)

(4)	Senior Credit Facility

On December 20, 2006, the Company entered into a credit agreement with General Electric Credit Capital Corporation, as agent (the “Credit Agreement”).

The Credit Agreement includes the following:

•

Loan Commitments – The Credit Agreement initially was comprised of a $35 million revolving loan commitment, a $30 million term commitment, and a $5 million liquidity loan commitment. The commitments may be permanently reduced if certain events occur (as defined in the Credit Agreement) or at the Company’s option. The Company permanently reduced the commitment in 2007 by $3 million and in 2009 by $55 million. On December 8, 2010 the credit agreement was amended to extend the termination date to December 17, 2011 and reduce the commitment by $2 million. On December 13, 2011 a second amendment was signed to extend the termination date to December 17, 2012, reduce the commitment by $4 million to a $6 million revolving loan.

•	Commitment and Ticking Fees – The Company is required to pay a 1% per annum fee on the average unused amount of the Credit Agreement.

•

Guarantee, Collateral, and Financial Covenants – The Company’s obligations under the Credit Agreement are guaranteed by all of its subsidiaries. Such guarantees are secured by a pledge by Rave of all of the capital stock of the subsidiaries as well as a security interest in substantially all of the subsidiaries’ assets.

In addition to the above guarantees and security interests, the Credit Agreement also contains certain covenants that, among others, restrict incurring additional indebtedness, liens on property, merger or consolidation, capital expenditures, investments and transactions in the capital accounts of Rave and its subsidiaries.

Amounts borrowed under the Credit Agreement bear interest at rates based upon an Index Rate (as defined in the Credit Agreement) plus an applicable margin rate predicated upon meeting certain covenant ratios. The average effective interest rate under the Credit Agreements during the nine months ended September 27, 2012 and September 29, 2011 was 5.25% for both periods. The balance of the Credit Agreement at September 27, 2012 and September 29, 2011 was $1,000 and $1,000, respectively and borrowing availability at September 27, 2012 and September 29, 2011 was $5,000, and $9,000, respectively.

RAVE REVIEWS CINEMAS, L.L.C.

AND SUBSIDIARIES

Notes to Restated Consolidated Financial Statements (Continued)

(5)	Members’ Deficit

Members’ deficit is comprised of seven classes of units – Class A, A-1, B, B-1, B-2, C, and D Units. The A Units and A-1 Units, issued for $1 per unit, and majority owned by Boston Ventures Limited Partnerships V and VI, have all of the voting rights, including the ability to elect the board of managers, and certain preferences over other classes of units as it relates to return of invested capital, among others. B Units, issued to members of the Company’s senior management at the date of issuance, have preference over A, C, and D units as it relates to distributions of cash or property after certain levels of investment returns have been achieved by Boston Ventures Limited Partnership V. The B Units and B-1 Units are subject to forfeiture under certain circumstances. Certain nonvoting A Units, and C and D Units issued to unrelated parties in connection with the Company’s initial capitalization and subsequent financings are also eligible to participate in distributions of cash or property once Boston Ventures Limited Partnership V has achieved a certain level of return on its investment. The B, B-1, B-2, C, and D units were issued for $0 per unit. No value was assigned to the B, C, and D Units upon issuance in the accompanying restated Restatement of Previously Issued consolidated balance sheets since the Company was unable to estimate the probability of achieving the investment returns of Boston Ventures Limited Partnership V. Management continually evaluates the likelihood of Boston Ventures Limited Partnership V achieving the above noted investment returns and continues to be unable to estimate the related probability at September 27, 2012.

The units issued and outstanding consist of the following:

Class	September 27, 2012	September 29, 2011

A	52,138	52,138
A-1	21,426	21,426
B	8,800	8,800
B-1	10,000	10,000
B-2	12	12
C	100	100
D	100	100

Total	92,576	92,576

(6)	Commitments and Contingencies

The Company is involved in various legal actions arising in the ordinary course of business. In the opinion of management, the ultimate liability, if any, resulting from such legal actions will not have a material adverse effect on the Company’s consolidated financial position or results of operations.

RAVE REVIEWS CINEMAS, L.L.C.

AND SUBSIDIARIES

Notes to Restated Consolidated Financial Statements (Continued)

(7)	Subsequent Events

Management has evaluated all material subsequent events or transactions that occurred after September 27, 2012 through December 13, 2012, the date these restated consolidated financial statements were available to be issued, and determined no such events or transactions that would impact these consolidated financial statements, except as follows:

On September 28, 2012, the Company entered into an agreement with Carmike Cinemas, Inc. to sell the membership interests of a wholly-owned holding company comprised of sixteen subsidiaries, which operates sixteen theater locations with a total of 251 screens. This transaction closed on November 15, 2012. The purchase price consisted of $19 million of cash, subject to customary working capital adjustments, and $100.4 million of assumed lease obligations. Simultaneous with the closing of this transaction, the Company paid off all borrowings under the Credit Agreement with General Electric Credit Capital Corporation and terminated the Credit Agreement effective as of November 15, 2012.

On November 21, 2012, the Company entered into an agreement with American Multi-Cinema, Inc. to sell the membership interests of a wholly owned holding company consisting of the four remaining operating subsidiaries, which operates four theaters with a total of 61 screens. This transaction is subject to normal closing conditions and is expected to close in the fourth quarter of 2012.

On November 30, 2012, the Company ceased operations at its 14-screen theater located in Michigan.